EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the registration statement Nos. 333-134360, 333-64612, 333-64614, 333-20687, 333-105045, and 333-121409 on Form S-8 of Unity Bancorp, Inc., of our report dated March 18, 2010, relating to the audit of the 2009 consolidated financial statements of Unity Bancorp, Inc., which appear in the Annual Report to Shareholders, which report is incorporated by reference in the Annual Report on Form 10-K of Unity Bancorp, Inc. for the year ended December 31, 2009.

/s/  McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
March 18, 2010

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